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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 6, 2001

                             E-SYNC NETWORKS, INC.
                  -------------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                      0-2401                   06-0625999
  -----------------              --------------            --------------
  (State or other                 (Commission              (IRS Employer
   jurisdiction of                File Number)             Identification No.)
   incorporation)

35 Nutmeg Drive, Trumbull, Connecticut                                  06611
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(Address of principal executive offices)                              (Zip Code)

                                 (203) 601-3000
                -----------------------------------------------
               Registrant's telephone number, including area code

         (Former name or former address, if changed since last report)

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Item 5. Other Events.

      On August 6, 2001, E-Sync Networks, Inc., a Delaware corporation ("E-Sync"), entered into a definitive agreement (the "Agreement") relating to the transactions proposed by that certain non-binding Letter of Intent dated June 14, 2001 with CRC, Inc., a New York corporation ("CRC"). Pursuant to the Agreement, upon the satisfaction or waiver of all of the conditions to closing set forth therein, ESNI will contribute substantially all of its assets and business (the "ESNI Contributed Assets") to a newly formed joint venture entity (the "JV") and CRC will contribute assets and business (the "CRC Contributed Assets") substantially equal in projected revenues to the ESNI Contributed Assets to the JV (collectively, the "Proposed Transaction"). In connection with the consummation of the Proposed Transaction, E-Sync will initially receive a 51% equity interest in the JV and the JV will assume substantially all of the liabilities of E-Sync arising from and after the closing associated with the ESNI Contributed Assets. CRC will receive a 49% equity interest in the JV in exchange for the contribution of the CRC Contributed Assets and the assumption by the JV of all of the liabilities relating thereto arising from and after the closing. The Agreement, including the exhibits thereto, is filed herewith as
Exhibit 2.1 and is incorporated by reference herein.

      In addition to the consideration set forth above, CRC will make available to E-Sync a $2 million revolving loan commitment (any such loans made thereby, the "Loans"), of which $250,000 was borrowed by E-Sync on June 14, 2001 (the "June Note") and $250,000 was borrowed on August 7, 2001 (the "August Note", and together with the June Note, the "Notes"). The Notes are filed herewith as Exhibits 2.2 and 2.3 and are incorporated by reference herein. Pursuant to that certain Waiver of Maturity Date filed herewith as Exhibit 2.4 and incorporated by reference herein, CRC agreed, subject to the continuing satisfaction by E-Sync of certain conditions set forth therein, to extend the maturity date of the June Note from September 12, 2001 until at least October 15, 2001. As additional consideration for entering into the Proposed Transaction, E-Sync will grant CRC a warrant to acquire up to 10% of E-Sync's capital stock on a fully diluted basis determined as of the close of business on the closing date of the Proposed Transaction. The exercise price for such warrants will be at a discount to market. E-Sync will grant registration rights to CRC at the closing in connection with the issuance of the warrant.

      In connection with the borrowing made on August 7, 2001, E-Sync and CRC entered into an Amended and Restated Pledge and Security Agreement (the "Security Agreement"), pursuant to which the Loans, along with all other liabilities of E-Sync to CRC, are secured by all of the assets of E-Sync. The Security Agreement is filed herewith as Exhibit 2.5 and is incorporated by reference herein.

      Subject to certain exceptions, in the event that the Proposed Transaction does not close by December 31, 2001, E-Sync would owe a break-up fee to CRC of $500,000.

      The joint press release issued by E-Sync and CRC with respect to the foregoing is filed herewith as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)   Exhibits.

2.1 Contribution Agreement dated as of August 6, 2001 by and between E-Sync Networks, Inc. and CRC, Inc.

2.2 Secured Promissory Note dated June 14, 2001 made by E-Sync Networks, Inc. in favor of CRC, Inc.

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2.3 Secured Promissory Note dated August 7, 2001 made by E-Sync Networks, Inc.
in favor of CRC, Inc.

2.4 Waiver of Maturity Date dated August 6, 2001 made by CRC, Inc. in favor of E-Sync Networks, Inc.

2.5 Amended and Restated Pledge and Security Agreement dated as of August 6, 2001 by and between E-Sync Networks, Inc. and CRC, Inc.

99.1 Joint Press Release issued by E-Sync Networks, Inc. and CRC, Inc. on August 6, 2001.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       E-SYNC NETWORKS, INC.


Date: August 10, 2001                  By:  /s/ Michael A. Clark
                                          ----------------------
                                          Michael A. Clark
                                          President & COO